24(b)(4)(a)

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)

OVERNIGHT MAILING ADDRESS:    ANNUITIES SERVICE CENTER:         HOME OFFICE
   [164 Corporate Drive            [P.O. Box 9505         100 Summit Lake Drive,
Portsmouth, NH 03801-6815]   Portsmouth, NH 03802-9505]          2nd Floor
                                  [1-800-344-1029]          Valhalla, NY 10595

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

  WE AGREE to pay the benefits of this Contract in accordance with its terms.
           THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company of New York agrees to pay a guaranteed withdrawal amount beginning on the Lifetime Income Date and continuing for the life of the Annuitant. We will pay an annuity benefit beginning on the Maturity Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Annuitant dies while this Contract is in effect prior to the date Annuity Payments begin, we will pay the Contract Value to the Beneficiary upon receipt at our Annuities Service Center of all required claim forms and proof of the Annuitant's death.

Contract Asset Fee Charge: No greater than [1.60%]

                                 RIGHT TO REVIEW

YOU HAVE 10 DAYS AFTER YOU RECEIVE THE CONTRACT TO EXAMINE IT. DURING THAT 10 DAY PERIOD YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITIES SERVICE CENTER OR THE REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU. WE WILL THEN REFUND TO YOU THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT.

IF YOUR CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, AND YOU RETURN IT WITHIN 7 DAYS AFTER YOU RECEIVE IT, WE WILL REFUND TO YOU THE SUM OF ALL PAYMENT(S) IF THAT AMOUNT IS GREATER THAN THE REFUND AMOUNT DESCRIBED ABOVE. IF YOU RETURN THE CONTRACT TO US AFTER THE FIRST 7 DAYS AND BEFORE THE 10 DAY PERIOD HAS ELAPSED, WE WILL REFUND THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT.

THE REFUND AMOUNT WILL BE DETERMINED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS DELIVERED TO US. WE WILL PROCESS THE REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US.

         SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York,
                              on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 5.1


/s/ James D. Gallagher                  /s/ Emanuel Alves
-------------------------------------   ----------------------------------------
[James D. Gallagher,] [President]       [Emanuel Alves,] [Secretary]

          INDIVIDUAL MODIFIED SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                                NON-PARTICIPATING

DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTEMENT RESULTS, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

IVA-MSP2.09-NY                                                                NY

INTRODUCTION

This is an individual modified single payment deferred variable annuity contract. This Contract provides that, prior to the Maturity Date, the Contract Value will accumulate on a variable basis. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Annuitant. Subject to the provisions of the Contract, you may take withdrawals of any amount up to the Surrender Value. Withdrawals that are not part of our Systematic Withdrawal Program may reduce the guaranteed Lifetime Income Amount. After the Maturity Date, Annuity Payments will be fixed in amount.

The Contract Value will vary with the investment performance of your Investment Option.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGES                                                         S.1
PART 1 - DEFINITIONS                                                         1.1
PART 2 - OWNER, BENEFICIARY                                                  2.1
PART 3 - PAYMENTS                                                            3.1
PART 4 - FEES AND DEDUCTIONS                                                 4.1
PART 5 - VARIABLE ACCOUNT PROVISIONS                                         5.1
PART 6 - WITHDRAWALS                                                         6.1
PART 7 - SETTLEMENT PHASE                                                    7.1
PART 8 - DISTRIBUTIONS AFTER DEATH                                           8.1
PART 9 - ANNUITY PAYMENTS                                                    9.1
PART 10 - ANNUITY OPTIONS                                                   10.1
PART 11 - GENERAL PROVISIONS                                                11.1

                                                                              NY

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:       [QUALIFIED]   CONTRACT DATE:      [8/1/2009]
INITIAL PAYMENT:      [$100,000.00]   CONTRACT NUMBER:   [000000005]
OWNER:              [JOHN X. SMITH]   GOVERNING LAW:             NY
ANNUITANT:          [JOHN X. SMITH]   ANNUITANT'S AGE           [55]
[CO-OWNER:]            [__________]

PLAN                          AnnuityNote Series 2

                                FEES AND CHARGES

CONTRACT ASSET FEE         [1.60%]
WITHDRAWAL CHARGE PERIOD   3 Contract Years
WITHDRAWAL CHARGE

                Withdrawal
                  Charge
Contract Year   Percentage
-------------   ----------
1                  2.00%
2                  2.00%
3                  1.00%

                             LIFETIME INCOME BENEFIT

LIFETIME INCOME PERCENTAGE   [5.0%]
LIFETIME INCOME DATE         [8/1/2014]

                                 PAYMENT LIMITS

PAYMENT LIMITS   The initial Payment is shown above. We will not accept any
                 Payment, without our prior approval that

                    (a) exceeds $[1,000,000], or
                    (b) causes the total of all Payments received to exceed
                        $[1,000,000], or
                    (c) is received more than [9] months after the Contract
                        Date.

                                                                              NY


                                       S.1

                           AVAILABLE INVESTMENT OPTION

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A]

VARIABLE INVESTMENT OPTION: [Core Balanced Strategy]

                                ANNUITY BENEFITS

MATURITY DATE:               [8/1/2049]
ANNUITY OPTION               [Life Annuity with Cash Refund]
ANNUITY PAYMENTS - GENERAL   The rates for Annuity Payments are determined based
INFORMATION                  on:

                                   -    Mortality Table: Annuity 2000 Table
                                        projected from 2002 to date of
                                        annuitization at Scale G

                                   -    Fixed Annuity Payment Interest Rate:
                                        1.50% interest per year

                             The amount of each Annuity Payment will depend upon the age of the Annuitant.

                            AMOUNT OF MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE
                             ANNUITANT BORN IN 1954
                          LIFE ANNUITY WITH CASH REFUND

  Age of
Annuitant
---------
55          2.86
60          3.11
65          3.42
70          3.80
75          4.26
80          4.81
85          5.49
90          6.30
95          7.34

Monthly installments for ages not shown and other years of birth will be furnished on request.

                                                                              NY


                                       S.2

                             BENEFICIARY INFORMATION

[Mary Smith]

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]

                                                                              NY


                                       S.3

PART 1                                                       DEFINITIONS
------                           -------------------------------------------------------------------
WE AND YOU                       "We", "us" and "our" means the Company. "You" or "your" means the
                                 Owner of this Contract.

ACCUMULATION UNIT                A unit of measure that is used to calculate the value of the
                                 Variable Account of this Contract before the Maturity Date.

ANNUITANT                        The person whose age and life is used to determine the duration of the Lifetime Income Benefit and the amount and duration of Annuity
                                 Payments. The Annuitant is as designated on the Specifications
                                 Page.

ANNUITY OPTION                   The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)               Payment(s) by us to you on or after the Maturity Date under the terms of this Contract.

ANNUITIES SERVICE CENTER         Any office designated by us for the receipt of Payments and processing of Owner requests.

BENEFICIARY                      The person, persons or entity to whom benefits are payable following the death of an Owner or Annuitant. For purposes of
                                 Section 72(s) of the Internal Revenue Code, the "designated beneficiary" under the Contract shall be the individual who is entitled to receive the amounts payable on the death of an Owner, or if any Owner is not an individual, on any change in or death of, an Annuitant

COMPANY                          The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this
                                 Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY             The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                    The date of issue of this Contract as designated on the
                                 Specifications Page.

CONTRACT VALUE                   The total of your Investment Account Values at any time before
                                 Annuity Payments begin.

CONTRACT YEAR                    The period of time measured twelve consecutive months from the
                                 Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY           The person, persons or entity who becomes entitled to receive the
                                 Contract proceeds if all Beneficiaries die before the Owner dies.

ENDORSEMENT                      An Endorsement modifies the contract to which it is attached.
                                 Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                    An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT                  All the assets of the Company other than assets in separate accounts.

GROSS WITHDRAWAL AMOUNT          The amount deducted from the Contract Value as the result of a withdrawal. This amount is the total of the amount paid to you plus any deduction for premium taxes or similar taxes, any income taxes resulting from the withdrawal and withheld by us and any Withdrawal
                                 Charge. The Gross Withdrawal Amount may not exceed the Contract
                                 Value.

INTERNAL REVENUE CODE (IRC)      The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT VALUE         The value of your investment in an Investment Option.

                                                                              NY


                                       1.1

INVESTMENT OPTION                The Sub-Account of the Variable Account to which You allocate your
                                 Contract Value. The Investment Option initially available under this Contract is shown on the Specifications Page. The Sub-Account of the Variable Account invests in a corresponding Portfolio.

LIFETIME INCOME AMOUNT (LIA)     The Lifetime Income Amount is the amount that is guaranteed to be available for systematic withdrawal each Contract Year after the
                                 Lifetime Income Date and during the life of the Annuitant while this Contract is in effect.

LIFETIME INCOME DATE             The Lifetime Income Date is the date on which the initial LIA is calculated and made available.

LIFETIME INCOME PERCENTAGE       The percentage used to determine your Lifetime Income Amount.

MATURITY DATE                    The latest date on which Annuity Payments may commence. It is the date specified on the Specifications Page, unless changed. The maximum Maturity Date will be age 95. Any extension of the Maturity
                                 Date will be subject to the laws and regulations then in effect and our prior approval.

NET PAYMENT                      The Payment less the amount of premium tax, if any, deducted from the Payment.

NET WITHDRAWAL AMOUNT            The Gross Withdrawal Amount less the amount of any premium taxes, any income tax resulting from the withdrawal and withheld by us and any Withdrawal Charge. The Net Withdrawal Amount may not exceed the
                                 Surrender Value.

OWNER                            The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the
                                 Specifications Page, unless changed.

PORTFOLIO                        The investment choice(s) available to the Variable Account.

PAYMENT                          An amount You pay to Us as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS              Contracts issued under Qualified Plans.

QUALIFIED PLANS                  Retirement plans which receive favorable tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT                 A segregated account of the Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                   The Variable Account is divided into Sub-Accounts. Each Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE                  The Contract Value on any Valuation Date, less, if applicable, any deduction for premium taxes or similar taxes and any Withdrawal
                                 Charge.

SYSTEMATIC WITHDRAWAL PROGRAM    A program for the automatic distribution of scheduled withdrawals.

VALUATION DATE                   Any date on which the New York Stock Exchange is open for business and the net asset value of a Portfolio is determined.

VALUATION PERIOD                 Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                 The Company's Separate Account as shown in the Specifications Page.

                                                                              NY


                                       1.2

PART 2                                                    OWNER, BENEFICIARY
------                           -------------------------------------------------------------------
GENERAL                          Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date, the
                                 Annuitant becomes the Owner of this Contract.

OWNER                            The Owner must be a natural person who is primary Owner of the
                                 Contract and the Annuitant, a custodian, or a Trust established for the exclusive benefit of the Annuitant or his or her Beneficiaries.
                                 This Contract is established for the exclusive benefit of the
                                 Annuitant or his or her beneficiaries. In the event a co-Owner is also named, the primary Owner/Annuitant is the covered life for purposes of the benefits provided by this Contract.

BENEFICIARY                      The Beneficiary is as designated on the Specifications Page, unless changed. If there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the
                                 Beneficiary is the Contingent Beneficiary. If no Beneficiary or
                                 Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Annuitant.

CHANGE OF OWNER, ANNUITANT,      Subject to the right of an irrevocable Beneficiary, you may request
BENEFICIARY                      to change the Owner or Beneficiary. The request must be in a form acceptable to us and received at our Annuities Service Center. Any change will take effect on the date the request is signed.

                                 You may not change the Annuitant unless the change is pursuant to a court order. Any change in Annuitant will result in the elimination of the Lifetime Income Amount guarantee. If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

                                 You need not send us the Contract unless we request it. We will not be liable for any payments or actions we take before any change is approved.

                                                                              NY


                                       2.1

PART 3                                                         PAYMENTS
------                           -------------------------------------------------------------------
GENERAL                          The Contract is not effective until Payment is received by us at our Annuities Service Center. Generally, the Contract will be purchased with a single payment. If Payments will be paid from different sources, we will accept multiple Payments subject to the
                                 Payment Limits identified in the Specifications Page. All Payments under this Contract are payable at our Annuities Service Center.
                                 Payment Limits are identified on the Specifications Page.

ALLOCATION OF NET PAYMENTS       When we receive Payments, the Net Payments will be allocated among the Investment Option(s). If we offer more than one Investment
                                 Option, we will allocate the Net Payment among the Investment
                                 Options in accordance with the instructions you provide. You may change the allocation of subsequent Net Payments at any time, without charge, by giving us notice in a form acceptable to us.


                                       3.1

PART 4                                                   FEES AND DEDUCTIONS
------                           -------------------------------------------------------------------
CONTRACT ASSET FEE               We assess a Contract Asset Fee to compensate us for assuming certain administration expenses, expense risks and mortality risks.
                                 We deduct the fee from the variable Investment Option(s) each
                                 Valuation Period at an annual rate shown in the Specifications
                                 Page. A portion of this Contract Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of
                                 Accumulation Units and Annuity Units of the Contract.

WITHDRAWAL CHARGE                A Withdrawal Charge will be assessed on withdrawals during the
                                 Withdrawal Charge Period. The Withdrawal Charge is the Withdrawal
                                 Charge percentage multiplied by the Gross Withdrawal Amount. The
                                 Withdrawal Charge Period and Withdrawal Charge percentage are shown in the Specifications Page. A Withdrawal Charge will not apply during the Withdrawal Charge Period if the withdrawal is payment of the Death Benefit.

TAXES                            Certain taxes may be charged against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death
                                 Benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity Payments under this Contract.


                                       4.1

PART 5                                               VARIABLE ACCOUNT PROVISIONS
------                           -------------------------------------------------------------------
INVESTMENT ACCOUNT VALUE         The Investment Account Value of an Investment Option is determined by multiplying (a) times (b) where:

                                 (a)  equals the number of Accumulation Units credited to the
                                      Investment Option; and,

                                 (b)  equals the appropriate Accumulation Unit Value.

ACCUMULATION UNITS               We will credit Net Payments to your Investment Options in the form of Accumulation Units. The number of Accumulation Units we will credit to the Investment Option(s) will be determined by dividing the Net Payment allocated to that Investment Option by the
                                 Accumulation Unit Value for that Investment Option.

                                 Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the
                                 Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE          We will determine the Accumulation Unit Value for a particular
                                 Investment Option for any Valuation Period by multiplying the
                                 Accumulation Unit Value for the immediately preceding Valuation
                                 Period by the net investment factor for the corresponding
                                 Sub-Account for the Valuation Period for which the value is being determined. The Accumulation Unit Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR            The net investment factor is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next.
                                 The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                 (a)  is the net result of:

                                           1)   the net asset value per share of a Portfolio share
                                                held in the Sub-Account determined as of the end of
                                                the current Valuation Period, plus:

                                           2)   the per share amount of any dividend or capital gain
                                                distributions made by the Portfolio on shares held
                                                in the Sub-Account if the ex-dividend date occurs
                                                during the current Valuation Period, and

                                 (b)  is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                                 (c)  is the Contract Asset Fee shown on the Specifications Page.

                                 The net investment factor may be greater or less than, or equal to, one.

TRANSFERS                        Before the Maturity Date (or the date Annuity Payments begin, if earlier), if we offer more than one Investment Option you may transfer amounts among such Investment Options. Amounts will be canceled from the Investment Option(s) from which amounts are transferred and credited to the Investment Option(s) to which amounts are transferred. We will effect such transfers so that the
                                 Contract Value on the date of transfer will not be affected by the transfer.

                                 We may defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the
                                 Portfolios. Transfer limitations are identified in the Suspension of Payments provision.

                                                                              NY


                                       5.1

SUSPENSION OF PAYMENTS           We may defer the right of withdrawal from, or postpone the date of payments or transfers from, the variable Investment Option(s) for any period when:

                                      (a)  the New York Stock Exchange is closed (other than
                                           customary weekend and holiday closings);

                                      (b)  trading on the New York Stock Exchange is restricted;

                                      (c)  an emergency exists as a result of which disposal of
                                           securities held in the Variable Account is not reasonably
                                           practicable or it is not reasonably practicable to
                                           determine the value of the Variable Account's net assets;
                                           or

                                      (d)  the Securities and Exchange Commission, by order, permits such deferral or postponement for the protection of
                                           security holders.

                                 Applicable rules and regulations of the Securities and Exchange
                                 Commission shall govern whether the conditions described in (b) and
                                 (c) exist.

                                                                              NY


                                       5.2

PART 6                                                       WITHDRAWALS
------                           -------------------------------------------------------------------
GENERAL                          This Contract guarantees that each Contract Year after the Lifetime
                                 Income Date and during the life of the Annuitant we will
                                 automatically distribute to the Annuitant an amount equal to the
                                 Lifetime Income Amount (LIA), even if your Contract Value reduces to zero. The LIA is described below in the Lifetime Income Amount
                                 (LIA) provision. The Lifetime Income Amount will be distributed on a scheduled monthly basis under our Systematic Withdrawal Program.

                                 The Lifetime Income Date is shown on the Specifications Page

                                 You may notify us to defer the start of LIA distributions or to stop LIA distributions after they have begun. If you later request that LIA distributions resume, the LIA will be calculated as described below.

LIFETIME INCOME AMOUNT (LIA)     If you do not take any withdrawals prior to the Lifetime Income
                                 Date, the initial LIA is equal to the Lifetime Income Percentage
                                 (shown on the Specifications Page) multiplied by the greater of the gross Payments or the Contract Value on the Lifetime Income Date.
                                 If you take a withdrawal prior to the Lifetime Income Date, the initial LIA is equal to the Lifetime Income Percentage multiplied by the Contract Value on the Lifetime Income Date.

                                 After the Lifetime Income Date, any unscheduled withdrawal you request will cause the scheduled LIA distributions to be suspended.
                                 After suspension, you may request that LIA distributions be resumed. However, the scheduled monthly LIA distributions
                                 thereafter may be reset to equal the lesser of (a) the LIA distribution prior to the withdrawal or (b) the Lifetime Income
                                 Percentage multiplied by the Contract Value immediately after the withdrawal.

                                 If the Contract is issued under a Qualified Plan, unless we are directed otherwise, we will automatically pay the greater of the
                                 LIA or the required minimum distribution. Distributions will be made on a monthly basis under the Systematic Withdrawal Program.

PAYMENT OF UNSCHEDULED           You may request an unscheduled withdrawal of part or all of the
WITHDRAWALS                      Surrender Value, at any time before the earlier of the death of the
                                 Annuitant, the date Annuity Payments begin or the Maturity Date, by sending us a written request. We will pay all unscheduled
                                 withdrawals within seven days of receipt of the request at the
                                 Annuities Service Center subject to postponement in certain circumstances, as specified in the Suspension of Payments provision above.

     -    TOTAL WITHDRAWAL       Upon receipt of your request to withdraw the entire Contract Value, we will terminate the Contract and pay you the Surrender Value.

     -    PARTIAL WITHDRAWAL     If you request to withdraw an amount less than the Surrender Value, we will deduct the Gross Withdrawal Amount from your Contract Value and pay you the Net Withdrawal Amount (as defined in the
                                 Definitions section). If we offer more than one Investment Option, unless you specify the amount to be withdrawn from each Investment
                                 Option, the Gross Withdrawal Amount will be withdrawn from each
                                 Investment Option on a pro rata basis.

IMPACT OF WITHDRAWALS ON OTHER   You may make as many unscheduled partial withdrawals as you wish.
BENEFITS                         Any withdrawals prior to the Lifetime Income Date, or unscheduled withdrawals after the Lifetime Income Date may reduce or eliminate the Lifetime Income Benefit. All withdrawals and LIA distributions will reduce the Contract Value and Death Benefit.


                                       6.1

PART 7                                                     SETTLEMENT PHASE
------                           -------------------------------------------------------------------
BENEFITS DURING THE SETTLEMENT   The Contract will enter its Settlement Phase if
PHASE
                                      (a)  the Contract Value reduces to zero, and

                                      (b)  there were no unscheduled withdrawals during the Contract
                                           Year.

                                 When the Contract enters its Settlement Phase the Lifetime Income
                                 Benefit will continue, however all other rights and benefits under the Contract, including Death Benefits, will terminate.

                                 The Annuitant will automatically receive settlement payments equal to the LIA each Contract Year of the Settlement Phase during the life of the Annuitant. The settlement payments will be paid on a scheduled monthly basis under our Systematic Withdrawal Program.

                                 If the Annuitant dies during the Settlement Phase, then the
                                 Lifetime Income Benefit terminates and no additional settlement payments will be paid.


                                       7.1

PART 8                                                DISTRIBUTIONS AFTER DEATH
------                           -------------------------------------------------------------------
DEATH BEFORE MATURITY DATE       If any Owner dies prior to the Maturity Date (or date Annuity
                                 Payments begin, if earlier) the Death Benefit will equal the
                                 Contract Value.

                                 Upon death of the Owner who is also the Annuitant, we will pay the
                                 Death Benefit in one sum to the Beneficiary.

                                 If the co-Owner predeceases the Owner, the Owner will be treated as the Beneficiary. The Beneficiary may continue the Contract as the
                                 Owner, subject to the requirements of Section 72(s) of the Internal
                                 Revenue Code. If the Contract can not continue under Section 72(s), or if the Beneficiary elects not to continue the Contract, the
                                 Death Benefit will be distributed in one sum. The Contract will terminate if the Death Benefit is taken in one sum.

                                 Written notice and proof of death and all required claim forms must be received at the Company's Annuities Service Center prior to any distribution.

DEATH BENEFIT ON OR AFTER        On or after the date Annuity Payments begin, if the Annuitant dies,
MATURITY DATE                    the Death Benefit will depend on the Annuity Option selected in accordance with Part 10 (Annuity Payments).

PROOF OF DEATH                   We will require Proof of death upon the death of the Annuitant or the Owner. Proof of death is one of the following received at the
                                 Annuities Service Center:

                                 (a)  A certified copy of a death certificate.

                                 (b)  A certified copy of a decree of a court of competent
                                      jurisdiction as to the finding of death.

                                 (c)  Any other proof satisfactory to us.
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
PART 9                                                     ANNUITY PAYMENTS
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
GENERAL                          Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code sections 72(s) (or section 401(a)(9) and 408(b)(3) if this Contract is issued in a
                                 Qualified Plan). Once Annuity Payments commence, the Annuity Option may not be changed. The "Life Annuity with Cash Refund" option described in Part 10 is the default Annuity Option unless you request another option prior to the date Annuity Payments begin or unless otherwise required by the Internal Revenue Code. If you are receiving distributions that comply with the minimum distribution requirements of the Internal Revenue Code, you do not need to annuitize the Contract Value.

                                 We will send you information about Annuity Options before the
                                 Maturity Date. If by the Maturity Date, you do not choose an
                                 Annuity Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you
                                 Annuity Payments under the Annuity Option shown in the
                                 Specifications Page. You can change the Annuity Option at any time before Annuity Payments begin.

                                 We will provide Fixed Annuity payments. The method used to calculate the amount of the Fixed Annuity payments is described below.

                                 If the monthly Annuity Payment is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime
                                 Income Benefit in one lump sum on the Maturity Date, or the date
                                 Annuity Payments would begin, if earlier.

FIXED ANNUITY PAYMENTS           We will determine the amount of each Fixed Annuity payment by applying the Contract Value as of a date not more than 10 business days prior to the date Annuity Payments begin (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Page.

                                 Fixed Annuity payments, at the time of their commencement will not be less than those that would be provided by the application of the
                                 Contract Value to purchase any single consideration immediate annuity contract offered by the Company at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used.

                                 We guarantee the dollar amount of Fixed Annuity payments.

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                                       9.1

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
PART 10                                                    ANNUITY OPTIONS
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
DESCRIPTION OF ANNUITY OPTIONS   Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the Annuity Payments made under this option.

                                 The annual amount of the annuity payments will equal the greater of

                                      (a)  the Lifetime Income Amount, or

                                      (b)  the annual amount determined by applying the Contract
                                           Value to a Cash Refund Annuity Option based on the
                                           Mortality Table and Fixed Annuity Payment Interest Rate
                                           listed in the Specifications.

ALTERNATE ANNUITY OPTIONS        Instead of settlement in accordance with the Annuity Option described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.
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                                      10.1

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
PART 11                                                   GENERAL PROVISIONS
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
ENTIRE CONTRACT                  The entire Contract consists of this Contract and Endorsements, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this
                                 Contract is delivered.

MODIFICATION                     Only the President, a Vice President, or the Secretary of the
                                 Company has authority to change or waive the provisions of this
                                 Contract. Any change or waiver must be in writing and signed by one of these officers of the Company. We will not change this Contract without prior approval by the New York Superintendent of Insurance.
                                 No change that reduces benefits under this Contract will be made without your written consent.

CHANGE IN MATURITY DATE          Prior to the Maturity Date, you may request a change of the
                                 Maturity Date. Any extension of the Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                       You may assign this Contract prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us, received at our Annuities Service Center. An assignment may result in the elimination of the Lifetime Income
                                 Amount guarantee as of the date of such change. We will not be liable for any payments made or actions taken before the assignment is received by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS              All benefits and payments under this Contract shall be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF AGE    We may require proof of age or survival of any person upon whose
OR SURVIVAL                      age or survival any Lifetime Income Benefit, Annuity Payments or other benefits provided by this Contract or any Endorsement attached thereto depend. If the age of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment adjusted with interest at 3% per annum. We will deduct the amount of any overpayment from future benefit payments without adjustment for interest.

ADDITION, DELETION OR            We may:
SUBSTITUTION OF INVESTMENT
OPTIONS                               (a)  add, delete or substitute Portfolio shares held or
                                           purchased by the Variable Account;

                                      (b)  eliminate shares of one Portfolio and substitute shares of another Portfolio;

                                      (c)  establish additional Sub-Accounts to invest in a new
                                           Portfolio, eliminate or combine existing Sub-Accounts or
                                           transfer Sub-Account assets to another Separate Account
                                           of the Company or an affiliated company.

                                 We will obtain prior approval required from the Securities and
                                 Exchange Commission and the New York Superintendent of Insurance
                                 before making these changes. We will provide you with notice of these substitutions or changes.

                                 If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                Your Contract is non-participating. This means the Contract will not share in our profits or surplus earnings. We will pay no dividends on your Contract.
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                                      11.1

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
REPORTS                          We will send you annual reports without charge, containing the value of the Investment Account(s) and the Contract Value. The
                                 report will include the number of Accumulation Units credited to the Variable Account, the Accumulation Unit value and the dollar value of the Accumulation Unit of the Variable Account no more than
                                 4 months prior to the date of the mailing of the report. We will provide annual calendar year reports concerning the status of the
                                 Contract and such information concerning required minimum
                                 distributions as is prescribed by the Commissioner of Internal
                                 Revenue.

INSULATION                       The assets of the Variable Account equal to the reserves and other contract liabilities applicable to that account are not chargeable with liabilities from any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, applicable to the assets of the Variable Account shall be applied to that account regardless of our other income, gains or losses.

SEPARATE ACCOUNT ASSETS          We will maintain, in the Separate Account, assets with a value at least equal to the amounts accumulated in accordance with the terms of the applicable agreements with respect to the Separate Account, and the reserves for annuities, in the course of payment that may vary with the investment experience of the Separate Account.

CURRENCY AND PLACE OF PAYMENTS   All payments made to or by us shall be made in the lawful currency of the United States of America at the Annuities Service Center or
                                 elsewhere if we consent.

NOTICES AND ELECTIONS            Notices and elections are any form of communication that provides information needed by us to process your request. A notice or election may be provided to us in a written and signed format or in another manner that we approve in advance. All notices and elections you make under this Contract must be received by us at the Annuities Service Center. All notices, requests and elections will be effective when signed. We will not be liable for any payments made or actions taken before the notice or election is received by us.

GOVERNING LAW                    This Contract will be governed by the laws of the jurisdiction indicated on the Specifications Page.

SECTION 72(S)                    The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal
                                 Revenue Code.

                                                                              NY


                                      11.2

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JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)